EXHIBIT 4.294
THE BANK OF NEW YORK MELLON
AS COLLATERAL AGENT
AND
THE COMPANIES LISTED IN SCHEDULE 1
AS PLEDGORS

CONFIRMATION AGREEMENT

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

THIS CONFIRMATION AGREEMENT is made on 16 November 2010
BETWEEN:
(1)	THE BANK OF NEW YORK MELLON, acting for itself and as collateral agent as appointed under the First Lien Intercreditor Agreement (as defined below) for the benefit of the Secured Parties (as defined below), together with its successors and permitted assigns in such capacity (the “Collateral Agent”); and
(2)	The pledgors listed in schedule 1 (the “Pledgors”).
WHEREAS:
(A)	Pursuant to a credit agreement (the “Credit Agreement”) dated 5 November 2009 and entered into between Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & CO KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V. and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, as amended by amendment agreements dated as 21 January 2010 and 4 May 2010 and as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, certain loan facilities (the “Facilities”) were made available to the Borrowers (as defined below).
(B)	Pursuant to an indenture (the “Senior Secured Notes Indenture”) dated 5 November 2009 and entered into between the 2009 Issuers (as defined below), the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the 2009 Issuers.
(C)	On 5 November 2009, the Collateral Agent, The Bank of New York Mellon as trustee under the Senior Secured Note Indenture, Credit Suisse AG as administrative agent under the Credit Agreement, and the Loan Parties (as defined below) as at that date and certain other parties, entered into an intercreditor agreement (the “First Lien Intercreditor Agreement”) amended by an amendment dated 21 January 2010 and as further amended, novated, supplemented, restated or modified from time to time.
(D)	On 30 September 2010, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & CO KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V. and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, together with certain other parties have entered into an amendment N°3 and incremental term loan assumption agreement (the “Amendment and Incremental Assumption Agreement”) relating to the Credit Agreement.

(E)	On 15 October 2010 the Escrow Issuers (as defined below) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, entered into an indenture in respect of the issue of new senior secured notes (the “2010 Secured Notes”) by the Escrow Issuers (the “2010 Senior Secured Notes Indenture”), as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time. On or about the date hereof, the 2010 Secured Notes shall be released from escrow and the obligations of the Escrow Issuers shall be assumed by the 2009 Issuers as applicable.
(F)	On or about the date hereof, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., each of the Reaffirming Parties therein, Credit Suisse AG as administrative agent and The Bank of New York Mellon, as trustee and collateral agentand Wilmington Trust (London) Limited, as Collateral Agent, have entered into a reaffirmation agreement (the “Reaffirmation Agreement”) pursuant to which each Reaffirming Party reaffirmed the Security Documents to which they are a party.
(G)	As a condition precedent to any further borrowing under the Credit Agreement, as amended pursuant to the Amendment and Incremental Assumption Agreement, the Pledgors have agreed to confirm the security interest granted under each of the pledge agreements (as listed in schedule 2 hereto, the “Pledge Agreements”).
(H)	The Obligations in respect of the 2010 Senior Secured Notes Indenture and any Senior Secured Note Documents (as defined therein) will or have been designated as “Additional Obligations” under, and in accordance with, section 5.02 (c) of the First Lien Intercreditor Agreement (the “Secured Notes Designation”).
THE PARTIES AGREE AS FOLLOWS:
1.	DEFINITIONS AND INTERPRETATION
1.1	Terms defined in the First Lien Intercreditor Agreement and/or the Pledge Agreements shall bear the same meaning herein, unless expressly provided to the contrary.
1.2	In this Agreement:
“Borrowers” shall mean the “Borrowers” under, and as defined in, the Credit Agreement from time to time.
“2009 Issuers” shall mean the “Issuers” under and as defined in the Senior Secured Notes Indenture, including their successors in interest.
“Escrow Issuers” shall mean RGHL US Escrow I LLC, RGHL US Escrow I Inc. and RGHL Escrow Issuer (Luxembourg) I S.A..
“Loan Documents” shall mean the “Credit Documents” under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document.
“Loan Parties” shall mean the “Grantors” under, and as defined in, the First Lien Intercreditor Agreement.

“Secured Obligations” shall mean the “Secured Obligations” under, and as defined in, each of the Pledge Agreements.
“Secured Parties” shall mean the “Secured Parties” under, and as defined in, the First Lien Intercreditor Agreement.
1.3	This Confirmation Agreement may be executed in any number of counterparts and by way of facsimile exchange of executed signature pages, all of which together shall constitute one and the same Confirmation Agreement.
1.4	The Parties agree that this Confirmation Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights , duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

2.	CONFIRMATION
Each Pledgor hereby, for the benefit of the Collateral Agent acting for itself and as collateral agent as appointed under the First Lien Intercreditor Agreement for the benefit of the Secured Parties, expressly (a) confirms its respective pledges and grants of security interests in the Pledge Agreements to which it is a party and (b) agrees and confirms that the Pledge Agreements and each of the security interests created thereunder shall (i) remain in full force and effect in accordance with their terms subject to any applicable Legal Reservation, (ii) continue to secure the Secured Obligations as they shall be in existence following the amendment to the Credit Agreement pursuant to the Amendment and Incremental Assumption Agreement and the Secured Notes Designation (iii) extend, subject to the limitations (if any) contained in the relevant Pledge Agreements, to any obligations assumed by any Loan Party under the Amendment and Incremental Assumption Agreement and to the obligations that are “Additional Obligations” as a result of the Secured Notes Designation, without any further actions.

3.	COST
All the Collateral Agent’s costs and expenses, shall be reimbursed in accordance with the provisions of Section 9.05 (Expenses, Indemnity) of the Credit Agreement.

4.	PARTIAL INVALIDITY
If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.

5.	LAW AND JURISDICTION
This Agreement shall be governed by Luxembourg law and the courts of Luxembourg-City shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.
This Agreement has been duly executed by the parties in twelve copies.

SCHEDULE 1
THE PLEDGORS
1.	REYNOLDS GROUP HOLDINGS LIMITED, a company incorporated in New Zealand with registration number 1812226 (“Parent”);
2.	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.592 (“BPH I”);
3.	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.914 (“BPH II”);
4.	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.àR.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.135 and having a share capital of EUR 404,969,325.- (“BPH III”);
5.	SIG FINANCE (LUXEMBOURG) S.ÀR.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, Parc d’Activités Syrdall, L — 5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B130.835 and having a share capital of EUR 12,500.- (“SIG Finance”) - in liquidation and represented by its appointed liquidator Headstart Management Services S.à r.l.;
6.	REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, Parc d’Activités Syrdall, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B148.957 (“Lux Issuer”);
7.	CLOSURE SYSTEMS INTERNATIONAL (LUXEMBOURG) S.ÀR.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, Parc d’Activités Syrdall, L - 5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B146.929 and having a share capital of EUR 33,101,925.- (“CSI LUX”);
8.	REYNOLDS CONSUMER PRODUCTS (LUXEMBOURG) S.ÀR.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, Parc d’Activités Syrdall, L - 5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B146.959 and having a share capital of EUR 1,089,800.- (“RCP LUX”);

9.	EVERGREEN PACKAGING (LUXEMBOURG) S.ÀR.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, Parc d’Activités Syrdall, L — 5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B152.662 and having a share capital of EUR 12,500.- (“EVERGREEN”);
10.	SIG ASSET HOLDINGS LIMITED a non-cellular company limited by shares incorporated under the laws of the Island of Guernsey with its registered office at Heritage Hall, Le Marchant Street, St. Peter Port, Guernsey, GY1 4EL with registration number 28883; and
11.	SIG COMBIBLOC HOLDING GMBH, a company incorporated under German law with registered office at Rurstraâe 58, 52441 Linnich, Germany and registered with the Commercial Register of the Local Court Düren under number HRB 5751.

SCHEDULE 2
PLEDGE AGREEMENTS
1.	a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between Parent as pledgor and the Collateral Agent, such pledge being granted over the shares held by Parent in the share capital of BPH I;
2.	a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge being granted over the shares held by BPH I in the share capital of BPH III;
3.	a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge being granted over the shares held by BPH I in the share capital of the Lux Issuer;
4.	a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH III as pledgor and the Collateral Agent, such pledge being granted over the shares held by BPH III in the share capital of CSI Lux;
5.	a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH III as pledgor and the Collateral Agent, such pledge being granted over the shares held by BPH III in the share capital of RCP Lux;
6.	a Luxembourg law share pledge agreement dated 29 January 2010 and entered into between SIG Asset Holdings Limited as pledgor and the Collateral Agent in the presence of SIG Finance, such pledge to be granted over the shares held by SIG Asset Holdings Limited in the share capital of SIG Finance;
7.	a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into by the Lux Issuer as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by the Lux Issuer towards BPH III under a proceeds loan agreement;
8.	a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH III as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by BPH III towards BPH I;
9.	a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by BPH I towards BPH III;
10.	a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH II as pledgor and the Collateral Agent, such pledge being granted over the claims the pledgor owns against BPH I under certain proceeds loans made by BPH II to BPH I;
11.	a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between SIG Finance as pledgor and the Collateral Agent, such pledge being granted over certain receivables held by SIG Finance towards BPH III;

12.	a Luxembourg law profit participating bond pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge being granted over the Bonds (as defined therein) issued by BPH III and held by BPH I;
13.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between SIG Finance as pledgor and the Collateral Agent over certain bank accounts opened with Société Générale Bank & Trust (the “Luxembourg Account Bank”);
14.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between CSI Lux as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;
15.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;
16.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between BPH III as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;
17.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between RCP Lux as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;
18.	a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between the Lux Issuer as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank;
19.	a Luxembourg law pledge over receivables agreement dated 2 December 2009 and entered into between the Parent as pledgor and the Collateral Agent in the presence of BPH I, such pledge being granted over certain receivables held by the Parent towards BPH I under an intercompany loan agreement;
20.	a Luxembourg law pledge over receivables agreement dated 23 February 2010 and entered into between BPH I as pledgor and the Collateral Agent in the presence of SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA, such pledge being granted over certain receivables held by BPH I towards SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA under certain intercompany loan agreements;
21.	a Luxembourg law share pledge agreement dated 4 May 2010 and entered into between SIG Combibloc Holding GmbH as pledgor and the Collateral Agent in the presence of Evergreen, such pledge to be granted over the shares held by the pledgor in the share capital of Evergreen;
22.	a Luxembourg law bank accounts pledge agreement dated 4 May 2010 and entered into between Evergreen as pledgor and the Collateral Agent, over certain bank accounts opened with the Luxembourg Account Bank; and

23.	a Luxembourg law pledge over receivables agreement dated 4 May 2010 and entered into between BPH III as pledgor and the Collateral Agent, such pledge to be granted over certain receivables held by BPH III towards SIG Combibloc Holding GmbH.

SIGNATURE PAGE — LUXEMBOURG CONFIRMATION AGREEMENT
The Collateral Agent
THE BANK OF NEW YORK MELLON

/s/ Catherine F. Donohue
Name:	Catherine F. Donohue
Title:	Vice President
The Pledgors
REYNOLDS GROUP HOLDINGS LIMITED (formerly known as Rank Group Holdings Limited)

/s/ Robert Bailey
Name: Robert Bailey	Witness:	/s/ Karen Mower
Title: Authorised signatory		Karen Mower

	Occupation:	Lawyer

	Address:	Sydney, Australia
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.à R.L.

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory
SIG FINANCE (LUXEMBOURG) S.ÀR.L. — in liquidation -
represented by its liquidator Headstart Management Services S.àr.l., itself represented by:

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory

SIGNATURE PAGE — LUXEMBOURG CONFIRMATION AGREEMENT
CLOSURE SYSTEMS INTERNATIONAL (LUXEMBOURG) S.ÀR.L.

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory
REYNOLDS CONSUMER PRODUCTS (LUXEMBOURG) S.ÀR.L.

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory
EVERGREEN PACKAGING (LUXEMBOURG) S.ÀR.L.

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory
SIG ASSET HOLDINGS LIMITED

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory

SIGNATURE PAGE — LUXEMBOURG CONFIRMATION AGREEMENT
SIG COMBIBLOC HOLDING GMBH

/s/ Robert Bailey
Name:	Robert Bailey
Title:	Authorised signatory